UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 20, 2015

Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	94-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)
On August 20, 2015, Shutterfly, Inc. (the “Company”) announced that Lisa Blackwood-Kapral, the Company’s Vice President and Controller, has been appointed as the Company’s Chief Accounting Officer.
Before joining Shutterfly, Ms. Blackwood-Kapral, age 47, previously served as the Controller for Stella & Dot, a jewelry and fashion accessory company, from March 2012 to October 2013. She was the Controller for Boudin Bakery from September 2011 to March 2012, and prior to that held various financial positions with The Gymboree Corporation, a children’s apparel retailer, beginning in 1998, most recently as its Senior Director and Assistant Controller from September 2005 to September 2011. Prior to Gymboree, Ms. Blackwood-Kapral held various financial positions from 1994 to 1998, with Best Buy Co., Inc., a leading provider of technology products, services and solutions, most recently as its Accounting Manager. Ms. Backwood-Kapral is a certified public accountant and holds a Bachelor of Science degree in accounting from the University of Minnesota.
The Company intends to enter into its standard form of indemnity agreement with Ms. Blackwood-Kapral, in substantially the same form filed as Exhibit 10.01 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-135426), filed with the Securities and Exchange Commission on June 29, 2006, which form of agreement is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Brian M. Regan Brian M. Regan Senior Vice President and Chief Financial Officer

Date:  August 20, 2015

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